UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) February 18, 2004

Bulldog Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

128-11180 Coppersmith Place, Richmond, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 271-8656
(Registrant's telephone number, including area code)

Northward Ventures, Inc.
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

Exhibits

(99) Miscellaneous

99.1 News Release issued by the Registrant on February 18, 2004

99.2 News Release issued by the Registrant on February 18, 2004

99.3 News Release issued by the Registrant on March 10, 2004

Item 9. Regulation FD Disclosure

On February 18, 2004 the Registrant issued a news release announcing that the Yard BOSSTM system has completed the final stages of production and is now ready for the market. On February 18, 2004 the Registrant issued a further news release announcing that the Registrant has signed a distributorship agreement with EMS Technologies, Inc., whereby the Registrant will resell the EMS Packet Data Terminal (PDT-100) as part of an end-to-end total cargo security, tracking and messaging application. On March 10, 2004 the Registrant issued a news release announcing that it has entered into a Distribution Agreement with Nettel Incorporated located in Guayaquil, Ecuador to distribute the Bulldog line of BOSSTM security products in Ecuador.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn
By: John Cockburn
President, Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer and Director
Date: March 10, 2004